Exhibit 99.1

Modiv Industrial Announces Third Quarter 2024 Results
and Increases Dividend

Denver, CO, November 6, 2024 – Modiv Industrial, Inc. (“Modiv Industrial”, “Modiv”, the “Company”, “we” or “our”), (NYSE:MDV), the only public REIT exclusively focused on acquiring industrial manufacturing real estate, today announced operating results for the third quarter ended September 30, 2024.

The following is a statement from Aaron Halfacre, CEO of Modiv Industrial:

“The past few months the American public has been bombarded with so many hyperactive headlines and speculative soundbites, both political and economic. The pummeling and abrasion from all the information noise have led to fatigue and frustration. Many of us just want to get back to living. Some of you, at least right now, might be tired of the opinion spewing. As the adage goes, opinions are like arseholes, we all have them and if you get too close you may notice an unpleasant aroma. Facts, on the other hand, bring about certainty and the truth is a wonderful disinfectant that can readily cleanse any situation. If you are reading this right after the election and right before the next Fed meeting, then it means we aren’t yet done with all the aromatic pontification, so we are going to scrub this quarter’s missive to the most basic of hygienic facts in hopes that you can have a time dividend to get on with your pursuit of a better life for yourself and your loved ones.

Third quarter AFFO was 34 cents per share – a penny higher than this time last year and a penny above consensus. In September we executed an eight-year lease extension, to February 2034, for our San Diego, CA, property leased to WSP. In October, we executed a five-year lease extension, to October 2030, for our San Carlos, CA, property leased to Labcorp. Since our last earnings release, we have raised $3.9 million on our ATM Offering at an average price of $16.54. Fist bump.

Wanting more? No problem. We’re currently working on another UPREIT transaction for an industrial property located in the Jacksonville, FL MSA that, should it pass our final due diligence this month, would result in us issuing approximately $6 million in OP units at $17.00 per share for a completely unlevered acquisition priced at an accretive cap rate. This transaction, when combined with our recent ATM activity, calculates to roughly 600,000 shares/units being issued at an average price of $16.80, which further computes to a full $1.2 million profit on the same amount of equity we bought back just last quarter at $14.80. We’re working hard to make you money.

There’s just one more present under the tree. We recommended to our Board of Directors that we increase our annual dividend rate, paid monthly, to $1.17, and they approved!

Ok, we will get back to getting sh-t done in hopes that we can share more good news by our next earnings release. If you haven’t already done so, vote your proxy for our annual meeting in December.

P.S. – I wish to personally thank all of you out there who have emailed us to say how much you like our transparent and candid style. We care deeply about the individual investor, so it comes to us naturally. Please feel free to email us at management@modiv.com. I plan to share the questions and critiques we receive in an upcoming communication.

Grit, grind, get it done!” Aaron Halfacre, CEO of Modiv Industrial.

Conference Call and Webcast

A conference call and audio webcast with analysts and investors will be held on Wednesday, November 6, 2024, at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time, to discuss the third quarter 2024 operating results and answer questions.

Live conference call: 1-877-407-0789 or 1-201-689-8562 at 11:00 a.m. Eastern Time, Wednesday, November 6, 2024

Webcast: To listen to the webcast, either live or archived, please use this  link  https://viavid.webcasts.com/starthere.jsp?ei=1693498&tp_key=a423007083 or visit the investor relations page of Modiv’s website at www.modiv.com.

About Modiv Industrial

Modiv Industrial, Inc. is an internally managed REIT that is focused on single-tenant net-lease industrial manufacturing real estate. The Company actively acquires critical industrial manufacturing properties with long-term leases to tenants that fuel the national economy and strengthen the nation’s supply chains. For more information, please visit: www.modiv.com.

Forward-looking Statements

Certain statements contained in this press release, other than historical facts, may be considered forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements regarding our plans, strategies and prospects, both business and financial. Such forward-looking statements are subject to various risks and uncertainties, including but not limited to those described under the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on March 7, 2024. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in the Company’s other filings with the SEC. Any forward-looking statements herein speak only as of the time when made and are based on information available to the Company as of such date and are qualified in their entirety by this cautionary statement. The Company assumes no obligation to revise or update any such statement now or in the future, unless required by law.

Notice Involving Non-GAAP Financial Measures

In addition to U.S. GAAP financial measures, this press release and the supplemental financial and operating report included in our Form 8-K dated November 6, 2024 contain and may refer to certain non-GAAP financial measures. These non-GAAP financial measures are in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Reconciliations to the most directly comparable GAAP financial measures and statements of why management believes these measures are useful to investors are provided below.

AFFO is a measure that is not calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”). See the Reconciliation of Non-GAAP Measures later in this press release.

The Company defines “initial cap rate” for property acquisitions as the initial annual cash rent divided by the purchase price of the property. The Company defines “weighted average cap rate” for property acquisitions as the average annual cash rent including rent escalations over the lease term, divided by the purchase price of the property.

Inquiries:
management@modiv.com

MODIV INDUSTRIAL, INC.
Condensed Consolidated Statements of Operations
For the Three and Nine Months Ended September 30, 2024 and 2023
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Income:
Rental income	$11,589,370	$12,500,338	$34,833,458	$34,648,083
Management fee income	65,993	65,991	197,979	197,978
Total income	11,655,363	12,566,329	35,031,437	34,846,061

Expenses:
General and administrative	1,660,520	1,735,104	5,078,814	5,240,935
Stock compensation expense	75,000	8,469,867	1,521,002	9,790,206
Depreciation and amortization	4,166,992	4,175,209	12,437,021	11,403,603
Property expenses	1,025,051	1,195,224	2,703,076	4,429,936
Impairment of real estate property	-	-	-	3,499,438
Total expenses	6,927,563	15,575,404	21,739,913	34,364,118

Gain (loss) on sale of real estate investments, net	172,001	(1,708,801)	3,359,807	(1,708,801)
Operating income (loss)	4,899,801	(4,717,876)	16,651,331	(1,226,858)

Other income (expense):
Interest income	81,622	26,386	403,344	296,921
Dividend income	-	190,000	113,328	190,000
Income from unconsolidated investment in a real estate property	74,509	79,166	222,574	207,506
Interest expense, including unrealized gain or loss on interest rate swaps and net of derivative settlements	(6,103,668)	(2,922,918)	(12,514,167)	(6,761,779)
Loss on sale of investment in common stock	-	-	(4,513)	-
Increase (decrease) in fair value of investment in preferred and common stock	-	440,000	(20,574)	440,000
Other expense, net	(5,947,537)	(2,187,366)	(11,800,008)	(5,627,352)

Net (loss) income	(1,047,736)	(6,905,242)	4,851,323	(6,854,210)
Less: net loss (income) attributable to noncontrolling interests in Operating Partnership	461,334	1,368,896	(388,349)	1,535,452
Net (loss) income attributable to Modiv Industrial, Inc.	(586,402)	(5,536,346)	4,462,974	(5,318,758)
Preferred stock dividends	(921,875)	(921,875)	(2,765,625)	(2,765,625)
Net (loss) income attributable to common stockholders	$(1,508,277)	$(6,458,221)	$1,697,349	$(8,084,383)

Net (loss) income per share attributable to common stockholders:
Basic	$(0.18)	$(0.86)	$0.19	$(1.06)
Net (loss) income per share attributable to common stockholders and noncontrolling interests:
Diluted	$(0.18)	$(0.86)	$0.19	$(1.06)

Weighted-average number of common shares outstanding:
Basic	9,430,885	7,548,052	9,151,287	7,537,505
Weighted-average number of common shares and Class C OP Units outstanding:
Diluted	10,959,030	9,147,950	11,245,080	9,041,564

Distributions declared per common share and Class C OP Unit	$0.2875	$0.2875	$0.8625	$0.8625

MODIV INDUSTRIAL, INC.
Condensed Consolidated Balance Sheets
As of September 30, 2024 and December 31, 2023
(Unaudited)

	September 30, 2024	December 31, 2023
Assets
Real estate investments:
Land	$106,211,873	$104,858,693
Building and improvements	405,065,910	399,666,781
Equipment	4,429,000	4,429,000
Tenant origination and absorption costs	15,833,293	15,707,458
Total investments in real estate property	531,540,076	524,661,932
Accumulated depreciation and amortization	(63,338,634)	(50,901,612)
Total real estate investments, net, excluding unconsolidated investment in real estate property and real estate investments held for sale, net	468,201,442	473,760,320
Unconsolidated investment in a real estate property	9,490,189	10,053,931
Total real estate investments, net, excluding real estate investments held for sale, net	477,691,631	483,814,251
Real estate investments held for sale, net	-	11,557,689
Total real estate investments, net	477,691,631	495,371,940
Cash and cash equivalents	6,824,847	3,129,414
Tenant deferred rent and other receivables	17,388,119	12,794,568
Above-market lease intangibles, net	1,258,460	1,313,959
Prepaid expenses and other assets	3,402,025	4,173,221
Investment in preferred stock	-	11,038,658
Interest rate swap derivative	807,337	2,970,733
Other assets related to real estate investments held for sale	-	103,337
Total assets	$507,372,419	$530,895,830
Liabilities and Equity
Mortgage notes payable, net	$30,863,014	$31,030,241
Credit facility term loan, net	248,876,279	248,508,515
Accounts payable, accrued and other liabilities	4,985,424	4,469,508
Distributions payable	1,962,762	12,174,979
Below-market lease intangibles, net	8,178,307	8,868,604
Interest rate swap derivative	755,490	473,348
Other liabilities related to real estate investments held for sale	-	248,727
Total Liabilities	295,621,276	305,773,922

Commitments and contingencies

7.375% Series A cumulative redeemable perpetual preferred stock, $0.001 par value, 2,000,000 shares authorized, issued and outstanding as of September 30, 2024 and December 31, 2023 with an aggregate liquidation value of $50,000,000	2,000	2,000
Class C common stock, $0.001 par value, 300,000,000 shares authorized; 10,022,085 shares issued and 9,554,766 shares outstanding as of September 30, 2024 and 8,048,110 shares issued and 7,704,600 shares outstanding as of December 31, 2023	10,022	8,048
Class S common stock, $0.001 par value, 100,000,000 shares authorized; no shares issued and outstanding as of September 30, 2024 and December 31, 2023	-	-
Additional paid-in-capital	343,216,935	292,617,486
Treasury stock, at cost, 467,319 and 343,510 shares held as of September 30, 2024 and December 31, 2023, respectively	(7,111,921)	(5,290,780)
Cumulative distributions and net losses	(151,893,580)	(145,551,586)
Accumulated other comprehensive income	2,047,473	2,658,170
Total Modiv Industrial, Inc. equity	186,270,929	144,443,338
Noncontrolling interests in the Operating Partnership	25,480,214	80,678,570
Total equity	211,751,143	225,121,908
Total liabilities and equity	$507,372,419	$530,895,830

MODIV INDUSTRIAL, INC.
Reconciliation of Non-GAAP Measures - FFO and AFFO
For the Three and Nine Months Ended September 30, 2024 and 2023
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net (loss) income (in accordance with GAAP)	$(1,047,736)	$(6,905,242)	$4,851,323	$(6,854,210)
Preferred stock dividends	(921,875)	(921,875)	(2,765,625)	(2,765,625)
Net (loss) income attributable to common stockholders and Class C OP Unit holders	(1,969,611)	(7,827,117)	2,085,698	(9,619,835)
FFO adjustments:
Depreciation and amortization of real estate properties	4,166,992	4,175,209	12,437,021	11,403,603
Amortization of lease incentives	1,197	40,397	(1,391)	217,537
Depreciation and amortization for unconsolidated investment in a real estate property	188,934	187,479	566,787	567,721
Impairment of real estate investment property	-	-	-	3,499,438
Gain (loss) on sale of real estate investments, net	(172,001)	1,708,801	(3,359,807)	1,708,801
FFO attributable to common stockholders and Class C OP Unit holders	2,215,511	(1,715,231)	11,728,308	7,777,265
AFFO adjustments:
Stock compensation expense	75,000	8,469,867	1,521,002	9,790,206
Amortization of deferred financing costs	221,496	165,708	664,488	556,134
Abandoned pursuit costs	239,191	1,208	239,191	347,598
Amortization of deferred rents	(1,284,995)	(1,772,403)	(4,378,863)	(4,528,120)
Unrealized loss (gain) on interest rate swap valuation	2,422,801	(795,424)	1,683,479	(2,781,840)
Amortization of (below) above market lease intangibles, net	(211,600)	(204,010)	(634,798)	(596,194)
Loss on sale of investment in common stock	-	-	4,513	-
(Increase) decrease in fair value of investment in preferred and common stock	-	(440,000)	20,574	(440,000)
Other adjustments for unconsolidated investment in a real estate property	23,825	11,819	71,476	35,457
AFFO attributable to common stockholders and Class C OP Unit holders	$3,701,229	$3,721,534	$10,919,370	$10,160,506

Weighted Average outstanding Shares/Units:
Fully diluted (1)	10,959,030	11,128,772	11,245,080	11,022,386

FFO Per Share/Unit:
Fully diluted	$0.20	$(0.23)	$1.04	$0.71

AFFO Per Share/Unit:
Fully diluted	$0.34	$0.33	$0.97	$0.92

(1)
Includes the Class M OP Units which automatically converted to Class C OP Units on January 30, 2024, and Class P and Class R OP Units which automatically converted to Class C OP Units as of March 31, 2024, to compute the fully diluted weighted average number of shares.

In order to provide a more complete understanding of the operating performance of a REIT, the National Association of Real Estate Investment Trusts (“Nareit”) promulgated a measure known as FFO. FFO is defined as net income or loss computed in accordance with GAAP, excluding gains and losses from sales of depreciable operating property, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated investments, preferred dividends and real estate impairments. Because FFO calculations adjust for such items as depreciation and amortization of real estate assets and gains and losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), they facilitate comparisons of operating performance between periods and between other REITs. As a result, we believe that the use of FFO, together with the required GAAP presentations, provides a more complete understanding of our performance relative to our competitors and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. It should be noted, however, that other REITs may not define FFO in accordance with the current Nareit definition or may interpret the current Nareit definition differently than we do, making comparisons less meaningful.

Additionally, we use AFFO as a non-GAAP financial measure to evaluate our operating performance. AFFO excludes non-routine and certain non-cash items such as stock-based compensation, amortization of deferred rent, amortization of below/above market lease intangibles, amortization of deferred financing costs, gain or loss from the extinguishment of debt, unrealized gains (losses) on derivative instruments, and write-offs of due diligence expenses for abandoned pursuits. We also believe that AFFO is a recognized measure of sustainable operating performance of the REIT industry. Further, we believe AFFO is useful in comparing the sustainability of our operating performance with the sustainability of the operating performance of other real estate companies. Management believes that AFFO is a beneficial indicator of our ongoing portfolio performance and ability to sustain our current distribution level. More specifically, AFFO isolates the financial results of our operations. AFFO, however, is not considered an appropriate measure of historical earnings as it excludes certain significant costs that are otherwise included in reported earnings. Further, since the measure is based on historical financial information, AFFO for the period presented may not be indicative of future results or our future ability to pay our dividends. By providing FFO and AFFO, we present information that assists investors in aligning their analysis with management’s analysis of long-term operating activities.

For all of these reasons, we believe the non-GAAP measures of FFO and AFFO, in addition to income or loss from operations, net income or loss and cash flows from operating activities, as defined by GAAP, are helpful supplemental performance measures and useful to investors in evaluating the performance of our real estate portfolio. AFFO is useful in assisting management and investors in assessing our ongoing ability to generate cash flow from operations and continue as a going concern in future operating periods. However, a material limitation associated with FFO and AFFO is that they are not indicative of our cash available to fund distributions since other uses of cash, such as capital expenditures at our properties and principal payments of debt, are not deducted when calculating FFO and AFFO. Therefore, FFO and AFFO should not be viewed as a more prominent measure of performance than income or loss from operations, net income (loss) or cash flows from operating activities and each should be reviewed in connection with GAAP measurements.

Neither the SEC, Nareit, nor any other applicable body has opined on the acceptability of the adjustments contemplated to adjust FFO in order to calculate AFFO and its use as a non-GAAP performance measure. In the future, the SEC or Nareit may decide to standardize the allowable exclusions across the REIT industry, and we may have to adjust the calculation and characterization of this non-GAAP measure.

MODIV INDUSTRIAL, INC.
Reconciliation of Non-GAAP Measures - Adjusted EBITDA
For the Three and Nine Months Ended September 30, 2024 and 2023
(Unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2024		2023		2024		2023
Net (loss) income (in accordance with GAAP)	$(1,047,736)		$(6,905,242)		$4,851,323		$(6,854,210)
Depreciation and amortization of real estate properties	4,166,992		4,175,209		12,437,021		11,403,603
Depreciation and amortization for unconsolidated investment in a real estate property	188,934		187,479		566,787		567,721
Interest expense, including unrealized gain or loss on interest rate swaps and net of derivative settlements	6,103,668		2,922,918		12,514,167		6,761,779
Interest expense for unconsolidated investment in real estate property	94,045		96,375		281,929		287,794
Impairment of real estate investment property	-		-		-		3,499,438
Stock compensation expense	75,000		8,469,867		1,521,002		9,790,206
(Gain) loss on sale of real estate investments, net	(172,001)		1,708,801		(3,359,807)		1,708,801
Abandoned pursuit costs	239,191		1,208		239,191		347,598
Loss on sale of investment in common stock	-		-		4,513		-
(Increase) decrease in fair value of investment in preferred and common stock	-		(440,000)		20,574		(440,000)
Adjusted EBITDA	$9,648,093		$10,216,615		$29,076,700		$27,072,730

Annualized Adjusted EBITDA	$38,592,372		$40,866,460		$38,768,933		$36,096,973

Net debt:
Consolidated debt	$281,011,068		$284,284,849		$281,011,068		$284,284,849
Debt of unconsolidated investment in real estate property (a)	9,078,403		9,315,322		9,078,403		9,315,322
Consolidated cash and cash equivalents	(6,824,847)		(5,641,610)		(6,824,847)		(5,641,610)
Cash of unconsolidated investment in real estate property (a)	(310,219)		(387,278)		(310,219)		(387,278)
	$282,954,405		$287,571,283		$282,954,405		$287,571,283

Net debt / Adjusted EBITDA	7.3	x	7.0	x	7.3	x	8.0	x

(a)	Reflects the Company's 72.71% pro rata share of the tenant-in-common's mortgage note payable and cash.

We define Net Debt as gross debt less cash and cash equivalents. We define Adjusted EBITDA as GAAP net income or loss adjusted to exclude real estate related depreciation and amortization, gains or losses from the sales of depreciable property, extraordinary items, provisions for impairment on real estate investments and goodwill, interest expense, non-cash items such as stock compensation and write-offs of transaction costs and other one-time transactions. We believe these non-GAAP financial measures are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs. EBITDA is not a measure of financial performance under GAAP, and our EBITDA may not be comparable to similarly titled measures of other companies. You should not consider our EBITDA as an alternative to net income or cash flows from operating activities determined in accordance with GAAP.

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